U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2021 (April 12, 2021)

Commission file number: 333-216783

CRANK MEDIA INC.
(Exact name of registrant as specified in its charter)

Nevada	33-1227600
State or other jurisdiction of Incorporation or organization	(I.R.S. Employer Identification No.)

Stephen Brown

1720-650 West Georgia Street

Vancouver, British Columbia, Canada V6B 4N8

(Address of principal executive offices)

(604) 558-2515

(Registrant’s telephone number, including area code)

Securities registered under Section 12(b) of the Exchange Act: None.

Securities registered under Section 12(g) of the Exchange Act: Common Stock, $0.001 par value per share

(Title of Class)

Team 360 Sports Inc.

163 Killian Rd.

Maple, Ontario, Canada LGA 1A8

(Former name or former address, if changed since last report.)

☐   Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Board of Directors of the Registrant has amended the Bylaws of the Registrant as follows:

(i) The title will be changed to:

First Amended And Restated Bylaws

Crank Media Inc

a Nevada corporation

(ii) Section 3.9 has been amended to change the notice requirement for a Special meeting of the Board to specify that a Special meeting may be called by the President individually or by the President or the Secretary upon the written request of two or more directors.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Text of 4/12/21 Amendments or Registrant’s Bylaws changing the title and providing that President individually also can call a special meeting.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Crank Media Inc.

Dated: April 15, 2021	By:	/s/ Stephen Brown
	Name:	Stephen Brown
	Title:	Chief Executive Officer and President

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